AFFINITY MEDIA INTERNATIONAL CORP.

August 12, 2005,
amended as of January 13, 2006

Silverback Books, Inc.
11601 Wilshire Blvd.
Ste. 1500
Los Angeles, CA 90025

Gentlemen:

 This letter will confirm our agreement that, commencing on the effective date “Effective Date") of the registration statement for the initial public offering ("IPO") of the securities of Affinity Media International Corp. ("AMIC") and continuing until the earlier of the consummation by AIC of a "Business Combination" or AMIC's liquidation (as described in AMIC's IPO prospectus; such date the "Termination Date"), Silverback Books, Inc. shall make available to AMIC certain office and receptionist/secretarial services as may be required by AMIC from time to time, situated at 11601 Wilshire Blvd., Ste. 1500, Los Angeles, CA 90025. In exchange therefore, AMIC shall pay Silverback Books, Inc. the sum of $7,500 per month on the Effective Date and continuing monthly thereafter until the Termination Date, as follows:

(i)	$3,000 monthly from the proceeds of the IPO not held in trust (as described in AMIC's IPO prospectus); and

(ii)	$4,500 monthly from interest earned on the proceeds of the IPO held in trust (as described in AMIC's IPO prospectus).

In case of any dispute or uncertainty, the description and terms of this agreement set forth in AMIC’s IPO prospectus shall be controlling.

Very truly yours,
AFFINITY MEDIA INTERNATIONAL CORP.

By:	/s/ Howard Cohl
Name: Howard Cohl
Title: President

AGREED TO AND ACCEPTED BY:

SILVERBACK BOOKS, INC.

By: /s/ Peter Engel
Name: Peter Engel
Authorized Signatory